UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2012

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Riverneck Road, Chelmsford, Massachusetts 01824

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statement Disclaimer

This Current Report on Form 8-K contains certain forward-looking statements. You can identify these statements by the use of the words “may,” “will,” “would,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, the inability to fully realize the expected benefits from acquisitions or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, and various other factors beyond the Company’s control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2011. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2012, Mercury Computer Systems, Inc. (“Mercury”) and Wildcat Merger Sub Inc., a newly formed, wholly-owned subsidiary of Mercury (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Micronetics, Inc. (“Micronetics”). Pursuant to the Merger Agreement, the Merger Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into Micronetics with Micronetics continuing as the surviving company and wholly-owned subsidiary of Mercury (the “Merger”).

Headquartered in Hudson, NH, Micronetics is a leading designer and manufacturer of microwave and radio frequency (RF) subsystems and components for defense and commercial customers.

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of common stock of Micronetics issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $14.80 in cash, without interest (the “Merger Consideration”). All outstanding options to acquire shares of Micronetics common stock that are vested at the Effective Time will be cancelled and the holders of such options will receive an amount of cash equal to the excess of the Merger Consideration over the exercise price per share. All outstanding options that are unvested at the Effective Time will be assumed by Mercury. Mercury will fund the acquisition with cash on hand.

The Boards of Directors of both Micronetics and Mercury have unanimously approved the Merger and the Merger Agreement.

Concurrently with the execution of the Merger Agreement, each of Micronetics’ Chief Executive Officer, President, and Chief Financial Officer, and each of Micronetics’ directors and officers and one holder of approximately 12.5% of the outstanding shares of Micronetics common stock have entered into voting agreements whereby they have agreed to vote all shares of Micronetics common stock held by them in favor of the Merger and against any proposal made in opposition to or in competition with the Merger. The signatories to the voting agreements collectively hold approximately 20.0% of Micronetics’ outstanding common shares.

The Merger Agreement includes customary representations, warranties, and covenants by the parties, including among other things a “no-shop” restriction on the ability of Micronetics to solicit third party proposals relating to alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain limited exceptions to permit the Board of Directors of Micronetics to comply with its fiduciary duties.

The Merger Agreement contains certain termination rights for both Micronetics and Mercury under certain circumstances. In addition, the Merger Agreement provides that Micronetics would be required to pay Mercury a termination fee of $2.52 million if the Merger Agreement is terminated upon certain specified events.

The completion of the Merger is subject to various customary closing conditions, including obtaining the approval of Micronetics’ stockholders, expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, the accuracy of the representations and warranties of each party (subject to certain exceptions), and the performance in all material respects by each party of its respective obligations under the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 10.1 hereto.

The Merger Agreement contains customary representations and warranties made by and to the parties thereto as to specific dates. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with negotiating the terms of the Merger Agreement. Accordingly, potential investors and Mercury shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances because they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Mercury’s public disclosures. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the times they were made or otherwise.

Item 7.01	Regulation FD Disclosure.

On June 10, 2012, Mercury issued a press release announcing the signing of a definitive agreement to acquire Micronetics. The press release is furnished as Exhibit 99.1 hereto. The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit

99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Merger among Mercury Computer Systems, Inc., Wildcat Merger Sub Inc., and Micronetics, Inc. dated as of June 8, 2012

99.1	Press Release, dated June 10, 2012, of Mercury Computer Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 11, 2012	MERCURY COMPUTER SYSTEMS, INC.

	By:	/s/ Kevin M. Bisson
Kevin M. Bisson
Senior Vice President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Agreement and Plan of Merger among Mercury Computer Systems, Inc., Wildcat Merger Sub Inc., and Micronetics, Inc. dated as of June 8, 2012

99.1	Press Release, dated June 10, 2012, of Mercury Computer Systems, Inc.

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